                                                                     EXHIBIT 4.3


                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment"), dated as of October 13, 2003 (the "Amendment Effective Date"), is by and among The Men's Wearhouse, Inc., a Texas corporation (the "Borrower"), the financial institutions party hereto (collectively, the "Banks" and individually, a "Bank") and JPMorgan Chase Bank (together with any successor thereof, "JPMorgan Chase") in its capacity as administrative agent (the "Agent") for the Banks.

         WHEREAS, the Borrower, the Banks, the Agent, JPMorgan Chase, J.P. Morgan Securities Inc. (as "Sole Bookrunner"), J.P. Morgan Securities Inc. and Fleet Securities, Inc. (together as "Co-Lead Arrangers"), Wachovia Bank, National Association and Fleet National Bank (together, as "Co-Syndication Agents") previously entered into that certain Revolving Credit Agreement dated as of January 29, 2003 (as amended from time to time, the "Credit Agreement");

         WHEREAS, the Borrower has requested the Agent and the Banks to permit the Borrower to purchase, redeem or otherwise acquire its Capital Stock pursuant to Section 10.3(d) and Section 10.3(e) of the Credit Agreement provided that the aggregate amount of such purchases, redemptions and acquisitions made after the date hereof shall not exceed $100,000,000;

         WHEREAS, the Borrower has requested the Agent and the Banks to permit additional Debt to be created pursuant to Section 10.2 of the Credit Agreement in connection with the issuance of up to $143.75 million senior unsecured convertible notes due 2023 or, in lieu thereof, other Debt of substantially similar nature and terms and in no greater amount (the "Convertible Notes");

         WHEREAS, the Borrower has requested the Agent and the Banks to permit the guarantee by the Borrower and its Restricted Subsidiaries of certain payments of its Unrestricted Subsidiaries;

         WHEREAS, in connection with the foregoing, the Banks have agreed to such requests subject to the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows. Capitalized terms used but not otherwise defined herein shall have the meanings assigned such terms in the Credit Agreement.

Section 1. Amendments. The Credit Agreement is hereby amended as follows:

         (a) Section 1.2 is amended by amending the definition of "Adjusted Available Amount" in its entirety to provide as follows:

                  ""Adjusted Available Amount" means an amount equal to the sum of (I) $25,000,000 plus (II) if positive, the aggregate amount of (i) one-third of Consolidated Net Income of the Borrower and the Restricted Subsidiaries minus (ii) 100% of consolidated net losses of the Borrower and the Restricted Subsidiaries, in each case commencing with the beginning of the fourth fiscal quarter of 2002, minus (III) Restricted Investments made under Section 10.5(h) (including without limitation
         (i) the net present value discounted at 5% of rental payments due from Unrestricted Subsidiaries which are guaranteed by any of the Borrower and its Restricted Subsidiaries, (ii) guarantees by the Borrower and its Restricted Subsidiaries of employment contracts of employees of Unrestricted Subsidiaries and (iii) a guarantee by any of the Borrower and its Restricted Subsidiaries of up to $1.5 million in principal amount of a note issued by an Unrestricted Subsidiary as part of the purchase price of an acquired business."

         (b) The definition of "Unrestricted Subsidiary" in Section 1.2 is amended to insert after subsection (iv) the phrase "other than (i) a note payable of up to $1.5 million in principal amount issued by an Unrestricted Subsidiary as part of the purchase price of an acquired business, which may be guaranteed by any of the Borrower and its Restricted Subsidiaries or (ii) any other Debt of an Unrestricted Subsidiary which may be guaranteed by any of the Borrower and its Restricted Subsidiaries, the incurrence of which guarantee is permitted by compliance with Section 10.5(h),"

         (c) Section 1.2 is amended by deleting therefrom the definition of "Available Amount."

         (d) Section 10.2 is amended by adding Section 10.2(n) as follows:

                  "(n) Debt relating to the issuance prior to October, 2004 of senior unsecured convertible notes due no more than 20 years following its original issuance, in an aggregate principal amount not to exceed $143,750,000, substantially in form and substance as set forth in the Offering Memorandum dated October, 2003 delivered to the Agent, provided that (i) such Debt shall be on terms no more restrictive than those set forth in the Loan Documents and (ii) such Debt shall not be incurred when a Default or Event of Default exists or would result therefrom."

         (e) Section 10.2 is amended by adding Section 10.2(o) as follows:

                           "(o) Guarantees by any of the Borrower and its
                  Restricted Subsidiaries of Debt and other obligations of its Unrestricted Subsidiaries, to the extent such guarantees are permitted by Section 10.5(h)."

         (f) Section 10.3(d) is amended in its entirety to provide as follows:

                           "(d) from and after the Closing Date, the Borrower
                  may repurchase shares of its common stock; provided that the aggregate amount of (i) any such payments made after October 13, 2003 pursuant to this Section 10.3(d) plus



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

         (ii) the aggregate amount of payments made after October 13, 2003 pursuant to Section 10.3(e) shall not exceed $100,000,000."

         (g) Section 10.3(e) is amended in its entirety to provide as follows:

                  "(e) from and after the Closing Date, the Borrower may purchase, redeem or otherwise acquire shares of Capital Stock in connection with the payment for the exercise of options granted to an employee or director pursuant to an employee or director stock option plan or withhold shares otherwise issuable upon the exercise of an option in connection with the payment of any federal or state taxes resulting from the exercise of any such option; provided that that the aggregate amount of (i) any such payments made after October 13, 2003 pursuant to this Section 10.3(e) plus (ii) the aggregate amount of payments made after October 13, 2003 pursuant to Section 10.3(d) shall not exceed $100,000,000 (for the avoidance of doubt, the parties hereto acknowledge that the provisions of this Section 10.3(e) are not intended to limit broker assisted cashless exercises of stock options granted to an employee or director (i.e. sales by a broker of shares of Capital Stock subject to any such options, with the option exercise price (plus any applicable federal or state taxes resulting from the exercise) paid to the Borrower and any remaining sales proceeds paid to the employee or director); and"

         (h) Section 10.3(f) is amended in its entirety to provide as follows:

                  "(f) from and after the Closing Date, the Borrower may make payments not to exceed an aggregate amount of $500,000 to its shareholders required in connection with any stock split or stock dividend with respect to its common stock or in connection with the conversion of the convertible notes described in Section 10.2(n) in order to avoid the issuance of fractional shares of its common stock,"

         (i) Section 10.5(h) is amended in its entirety to provide as follows:

                  "(h) the Borrower and its Restricted Subsidiaries may make or permit to remain outstanding additional Restricted Investments (other than the types of Restricted Investments permitted under Subsections
         (a) through (g) and (i) hereof) (including, without limitation, Restricted Investments in Unrestricted Subsidiaries including without limitation (i) guarantees by any of the Borrower and its Restricted Subsidiaries of rental payments of Unrestricted Subsidiaries, (ii) guarantees by any of the Borrower and its Restricted Subsidiaries of employment contracts of employees of Unrestricted Subsidiaries, and
         (iii) a guarantee of up to $1.5 million in principal amount of a note issued by an Unrestricted Subsidiary as part of the purchase price of an acquired business), provided that after giving effect to any such Restricted Investments of the Borrower and its Restricted Subsidiaries made after the Closing Date, the Adjusted Available Amount shall not be less than zero; provided that, prior to and


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

         immediately after making such Restricted Investments, no Default or Event of Default has occurred and is continuing or would exist; and"

         Section 2. Amendment and Ratification. Upon the effectiveness hereof as provided in Section 13.18 of the Credit Agreement, this Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as modified hereby, is hereby ratified, approved and confirmed to be in full force and effect in each and every respect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Bank, any Agent, or Issuing Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as modified hereby.

         Section 3. Conditions to Effectiveness. This Agreement shall become effective as of the Amendment Effective Date when the Agent has confirmed (and has so notified the Borrower) that counterparts hereof have been duly executed by the Borrower and the Majority Banks and delivered to the Agent.

         Section 4. Representation and Warranty. The Borrower hereby represents and warrants that, as of the Amendment Effective Date, after giving effect hereto:

                  (i) the representations and warranties of the Borrower and each Subsidiary contained in the Loan Documents are correct on and as of such date (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date), as though made on and as of such date; and

                  (ii) no event has occurred and is continuing which constitutes a Default, an Event of Default or both.

         Section 5. Governing Law. This Amendment shall be construed in accordance with and be governed by the laws of the State of New York.

         Section 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

                  [Remainder Of Page Intentionally Left Blank]




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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Amendment Effective Date.

                                                 THE MEN'S WEARHOUSE, INC.


                                                 By: /s/ CLAUDIA A. PRUITT
                                                     --------------------------
                                                 Name:  Claudia A/ Pruitt
                                                      -------------------------
                                                 Title:  VP Treasurer
                                                        -----------------------



                                                 JPMORGAN CHASE BANK,
                                                   INDIVIDUALLY AND AS AGENT


                                                 By: /s/ H. DAVID JONES
                                                     --------------------------
                                                 Name:  H. David Jones
                                                       ------------------------
                                                 Title:  Vice President
                                                        -----------------------



                                                 FLEET NATIONAL BANK

                                                 By:  /s/ JUDITH C.E. KELLY
                                                     --------------------------
                                                 Name:  Judith C. E. Kelly
                                                       ------------------------
                                                 Title:  Managing Director
                                                        -----------------------


                                                 WACHOVIA BANK, NATIONAL
                                                   ASSOCIATION

                                                 By:  /s/ BETH RUE
                                                     --------------------------
                                                 Name:  Beth Rue
                                                       ------------------------
                                                 Title:  Associate
                                                        -----------------------


                                                 UNION BANK OF CALIFORNIA, N.A.

                                                 By:  /s/ HENRY G. MONTGOMERY
                                                     --------------------------
                                                 Name: Henry G. Montgomery
                                                       ------------------------
                                                 Title: Vice President
                                                        -----------------------


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


                                                 U.S. BANK NATIONAL ASSOCIATION

                                                 By:   /s/ AMANDA SCHMITT
                                                      -------------------------
                                                 Name: Amanda Schmitt
                                                       ------------------------
                                                 Title: Assistant Vice President
                                                        -----------------------



                                                 COMMERCEBANK, N.A.


                                                 By:  /s/ ANDRES SALA
                                                     --------------------------
                                                 Name: Andres Sala
                                                      -------------------------
                                                 Title: EVP
                                                       ------------------------



                                                 NATIONAL CITY BANK


                                                 By:  /s/ MICHAEL J. DURBIN
                                                     --------------------------
                                                 Name  Michael J. Durbin
                                                      -------------------------
                                                 Title: Senior Vice President
                                                       ------------------------



                                                 SOUTHWEST BANK OF TEXAS N.A.


                                                 By:  /s/ ROBBIE BARROW
                                                     --------------------------
                                                 Name:  Robbie Barrow
                                                       ------------------------
                                                 Title:  Banking Officer
                                                        -----------------------










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